UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2015

AYTU BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53121	47-0883144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 437-6580

Rosewind Corporation

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

Please see disclosures set forth in Item 5.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the authorization granted by our stockholders at the special meeting of stockholders held on June 1, 2015 (the “Special Meeting”), we changed our state of incorporation from Colorado to Delaware (the “Reincorporation”) by filing the Certificate of Incorporation of Aytu Biosciences, Inc. with the Delaware Secretary of State on June 5, 2015 (the “New Certificate”). The New Certificate implemented a 1-for-12.174 reverse stock split of our issued and outstanding shares of common stock (the “Stock Split”). The New Certificate and the Stock Split were effective as of June 8, 2015 at 12:01 a.m. Eastern Time (the “Split Effective Time”). A copy of the New Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

As of June 8, 2015, the rights of our stockholders commenced to be governed by the Delaware General Corporate Law, the New Certificate and the Amended and Restated Bylaws of Aytu Bioscience, Inc. attached hereto as Exhibit 3.2. Additional information about the Reincorporation and a comparison of the rights of stockholders under Colorado and Delaware law and the New Certificate and the Amended and Restated Bylaws can be found in Proposal No. 1 of our Proxy Statement (beginning on page 4), filed with the SEC on May 12, 2015.

At the Split Effective Time, all shares of our common stock issued and outstanding immediately prior to the Split Effective Time were automatically reclassified into a smaller number of shares such that each 12.174 shares of issued common stock, at no par value, immediately prior to the Split Effective Time were reclassified into one new share of common stock, par value $0.0001. No fractional shares will be issued as a result of the Stock Split and stockholders who would otherwise receive fractional shares as a result of the Stock Split will receive the number of shares rounded to the nearest whole number, and with 0.5 shares rounded upward to the nearest whole number.

To reflect the Stock Split, proportional adjustments will be made to our outstanding warrants and equity compensation plans. The total number of shares of common stock that we are authorized to issue pursuant to the New Certificate did not change as a result of the Stock Split, and remains at 300,000,000. The Stock Split coincided with our reincorporation as a Delaware corporation, which in turn resulted in a change in the par value per share of our common stock from no par value to $0.0001 per share. Corporate Stock Transfer, Inc., our transfer agent, will act as exchange agent for purposes of implementing the return of stock certificates in exchange for electronic account entries representing the shares.

Also pursuant to the authorization granted by our stockholders at the Special Meeting, upon the effectiveness of our Certificate of Incorporation we changed our company’s name to “Aytu Bioscience, Inc.” as of June 8, 2015 at 12:01 a.m. Eastern time. In connection with the name change, our OTCQB trading symbol will change to “AYTU”, which is expected to occur following a 20-business day waiting period.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Incorporation of Aytu Bioscience, Inc.

3.2	Amended and Restated Bylaws of Aytu Bioscience, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2015	AYTU BIOSCIENCE, INC.

/s/ Gregory A. Gould
	Name:	Gregory A. Gould
	Title:	Chief Financial Officer